Exhibit 4.5

EXECUTION COPY

Form of REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of September 14, 2010 by and among China Ming Yang Wind Power Group Limited, an exempted company duly incorporated and validly existing under the laws of the Cayman Islands (the “Company”), each of the Persons listed on Schedule A (the “Investors” and, individually, an “Investor”).

RECITALS

A. The Holders and the Company desire to enter into this Agreement to enable the Holders from time to time to register the Ordinary Shares that they hold.

B. The Holders collectively hold 100,000,000 Ordinary Shares as of the date hereof.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto further agree as follows:

SECTION 1 INTERPRETATION

1.1 Definitions. Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the following meanings:

“ADSs” means American depositary shares representing the Ordinary Shares.

“Affiliate” means, with respect to any given Person, a Person that Controls, is Controlled by, or is under common Control with the given Person.

“Agreement” has the meaning ascribed thereto in the preamble hereto.

“Applicable Securities Law” means (i) with respect to any offering of securities in the United States of America, or any other act or omission within that jurisdiction, the securities law of the United States, including the Exchange Act and the Securities Act, and any applicable law of any State of the United States, and (ii) with respect to any offering of securities in any jurisdiction other than the United States of America, or any related act or omission in that jurisdiction, the applicable laws of that jurisdiction.

“Business Day” means any weekday that the banks in the PRC, Hong Kong and the United States of America are generally open for business.

“Centre” has the meaning ascribed thereto in Section 3.3(c).

“Commission” means with respect to any offering of securities in the United States of America, the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act.

“Company” has the meaning ascribed thereto in the preamble hereto.

“Control” means, when used with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Depositary” means the depositary with respect to the Company’s ADSs.

“Dispute” has the meaning ascribed thereto in Section 3.3(a).

“Equity Securities” means any Ordinary Shares, Ordinary Share Equivalents or other voting securities of the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Form F-1” means Registration Statement on Form F-1 promulgated by the Commission under the Securities Act or any substantially similar form then in effect.

“Form F-3” means Registration Statement on Form F-3 promulgated by the Commission under the Securities Act or any substantially similar form then in effect.

“Form S-1” means Registration Statement on Form S-1 promulgated by the Commission under the Securities Act or any substantially similar form then in effect.

“Form S-3” means Registration Statement on Form S-3 promulgated by the Commission under the Securities Act or any substantially similar form then in effect.

“Holders” means the Investors together with the permitted transferees and assigns of any Investor.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

“Initial Public Offering” means an underwritten initial public offering of ADSs of the Company pursuant to an effective Registration Statement filed under the Securities Act.

“Initiating Holders” means, with respect to a request duly made to Register any Registrable Securities under Section 2.1(a) or Section 2.1(b), as the case may be, the Holders initiating such request.

“IPO Effective Date” means the date upon which the Company closes its Initial Public Offering.

“Ordinary Shares” means the ordinary shares, par value US$0.001 per share, of the Company.

“Ordinary Share Equivalents” means warrants, options and rights exercisable for Ordinary Shares and instruments convertible or exchangeable for Ordinary Shares.

“Party” has the meaning ascribed thereto in Section 3.3(a).

“Person” means any natural person, corporation limited liability company, joint stock company, joint venture, partnership, enterprise, trust, unincorporated organization or any other entity or organization.

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement, and the terms “Register” and “Registered” have meanings correlative with the foregoing.

“Registrable Securities” means (i) the Ordinary Shares currently held and (ii) any Equity Securities of the Company issued upon any share split or recapitalization or as (or issuable upon the conversion or exercise of any Ordinary Share Equivalent) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in clause (i), excluding in all cases, however, any Equity Securities sold by a Holder in a transaction other than an assignment pursuant to Section 3.1.

“Registration Statement” means a registration statement prepared on Forms S-3, F-3, S-1 or F-1 under the Securities Act.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Underwritten Offering” has the meaning ascribed in Section 2.1(a).

“Violation” has the meaning ascribed thereto in Section 2.6(a).

1.2 Interpretation. For all purposes of this Agreement, except as otherwise expressly herein provided, (i) the terms defined in Section 1 shall have the meanings assigned to them in Section 1 and include the plural as well as the singular, (ii) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (iii) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (iv) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, and (v) all references in this Agreement to designated Schedules, Exhibits and Annexes are to the Schedules, Exhibits and Annexes attached to this Agreement.

SECTION 2 REGISTRATION RIGHTS.

2.1 Demand Registration Rights.

(a) Request for Registration on Form Other Than Form F-3. Subject to the terms of this Agreement, from time to time and at any time commencing one hundred and eighty (180) days after the IPO Effective Date, Holders holding at least ten percent (10%) of the Registrable Securities may request the Company in writing to Register Registrable Securities on a form other than Form F-3; provided, however, that if a request for Registration is for an underwritten public offering (an “Underwritten Offering”), such request shall be subject to the requirement that the reasonably anticipated aggregate price to the public not to be less than US$35 million. Upon receipt of such a request, the Company shall (i) promptly, and in any event within ten (10) Business Days after receipt of such written request, give written notice of the proposed Registration to all other Holders and (ii) use best efforts to cause, as soon as practicable, but in no event later than 120 days after the receipt of such written request, the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) Business Days after the Company’s delivery of written notice, to be Registered and qualified for sale and distribution to the public in such jurisdictions as the Initiating Holders may reasonably request. Notwithstanding anything contrary contained herein, the Company shall not be obligated to take any action to Register or qualify Registrable Securities pursuant to this Section 2.1(a) (x) after the Company has effected three (3) Registrations pursuant to this Section 2.1(a) or (y) if the Initiating Holders propose to dispose of Registrable Securities that may be immediately Registered on Form F-3 pursuant to a request made pursuant to Section 2.1(b).

(b) Request for Registration on Form F-3. Subject to the terms of this Agreement, at any time after the IPO Effective Date, Holders holding at least ten percent (10%) of the Registrable Securities may request the Company in writing to Register Registrable Securities on Form F-3, so long as (i) the Company is entitled to use such a form to Register the Registrable Securities and (ii) the proposed aggregate offering price for such Registration exceeds US$35 million. Upon receipt of such a request, the Company shall (i) promptly, and in any event within ten (10) Business Days after receipt of such written request, give written notice of the proposed Registration to all other Holders and (ii) use best efforts to cause, as soon as practicable, but in no event later than 120 days after the receipt of such written request, the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) Business Days after the Company’s delivery of written notice, to be Registered on that form and qualified for sale and distribution to the public in such jurisdictions as the Initiating Holders may reasonably request. Notwithstanding anything contrary contained herein, the Company shall not be obligated to take any action to Register or qualify Registrable Securities pursuant to this Section 2.1(b) if, within the six (6) month period preceding the date of such request, the Company has either (x) already effected a Registration under any of the provisions of this Section 2.1(b) or (ii) already effected a Registration (other than a registration of securities in a transaction under Rule 145 of the Securities Act or with respect to an employee benefit plan) in which the Holders had the opportunity to participate pursuant to Section 2.2.

(c) Right of Deferral. Notwithstanding anything to the contrary in this Section 2.1:

(1) The Company shall not be obligated to Register or qualify Registrable Securities for an Underwritten Offering pursuant to any of the provisions of Section 2.1(a) if, (x) within the six (6) month period preceding the date of such request, the Company has either (i) already effected a Registration for an Underwritten Offering under any of the provisions of Section 2.1(a) or (ii) already effected a Registration (other than a registration of securities in a transaction under Rule 145 of the Securities Act or with respect to an employee benefit plan) in which the Holders had the opportunity to participate pursuant to Section 2.2, or (y) within the six (6) month period preceding the date of such request, the Company has already effected a Registration other than an Underwritten Offering under any of the provisions of Section 2.1(a).

(2) The Company shall not be obligated to Register or qualify Registrable Securities pursuant to Section 2.1(a) or Section 2.1(b) if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for a Registration Statement to be filed in the near future. Following delivery of such certificate, the Company shall have the right to defer such filing for a period not to exceed ninety (90) days from the receipt of any request duly submitted by Holders under Section 2.1(a) or Section 2.1(b), as the case may be, or to Register Registrable Securities; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period.

(d) Underwritten Offerings. If, in connection with a request to Register Registrable Securities under the provisions of Section 2.1(a) or Section 2.1(b), the Initiating Holders seek to distribute such Registrable Securities through an Underwritten Offering, they shall so advise the Company as a part of the request, and the Company shall include such information in the written notice to the other Holders described in Section 2.1(a) or Section 2.1(b), as the case may be. In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in the Underwritten Offering to the extent provided herein. All Holders proposing to distribute their securities through such Underwritten Offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Underwritten Offering by the Company (which underwriter or underwriters shall be reasonably acceptable to the Initiating Holders representing a majority in voting power of the Registrable Securities held by the Initiating Holders). Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company that marketing factors (including the aggregate number of securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Equity Securities to be underwritten, the underwriters may exclude such number of Registrable Securities from the Underwritten Offering as required (i) after excluding any other Equity Securities from the Underwritten Offering (including, without limitation, any Equity Securities which the Company may seek to include in the Underwritten Offering for its own account) and (ii) so long as at least twenty percent (20%) in voting power of any Registrable Securities requested by the Holders to be included in such Underwritten Offering and Registration shall be included. If a limitation of the number of Registrable Securities is required pursuant to this Section 2.1(d), the number of Registrable Securities that may be included in the Underwritten Offering by selling Holders shall be allocated among such Holders, in proportion, as nearly as practicable, to the respective amounts of Registrable Securities which the Holders would otherwise be entitled to include in the Registration. If any Holder disapproves of the terms of any Underwritten Offering, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least fifteen (15) Business Days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the Registration.

2.2 Piggyback Registrations.

(a) Registration of the Company’s Securities. Subject to Section 2.2(c), if the Company proposes to Register for its own account any of its Equity Securities in connection with the public offering of such securities, the Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within ten (10) days after delivery of such notice, the Company shall use its best efforts to include in such Registration any Registrable Securities thereby requested by such Holder. If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it under Section 2.2(a) prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein. The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 2.3.

(c) Underwriting Requirements.

(1) In connection with any offering involving an underwriting of the Company’s Equity Securities, the Company shall not be required to Register the Registrable Securities of a Holder under this Section 2.2 unless such Holder shall include such Registrable Securities in the underwriting and such Holder enters into an underwriting agreement in customary form with the underwriters selected by the Company and setting forth such terms for the underwriting as have been agreed upon between the Company and the underwriters. Subject to Section 2.2(c)(2), in the event the underwriters advise Holders seeking Registration of Registrable Securities pursuant to this Section 2.2 in writing that market factors (including the aggregate number of Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Equity Securities to be underwritten, the underwriters may exclude some or all Registrable Securities from the Registration and underwriting after excluding any other Equity Securities from the underwriting (other than any Equity Securities which the Company may seek to include in the underwriting for its own account), and the number of Equity Securities and Registrable Securities that may be included in the Registration and the underwriting shall be allocated (i) first, to the Company and (ii) thereafter, among the Holders requesting inclusion of their Registrable Securities in such Registration Statement in proportion, as nearly as practicable, to the respective amounts of Registrable Securities which the Holders would otherwise be entitled to include in the Registration.

(2) Notwithstanding anything to the contrary in this Section 2.2(c), in connection with any offering involving an underwriting of the Company’s Equity Securities, in no event shall the underwriters exclude any Registrable Securities which Holders may seek to include in such Registration and underwriting under this Section 2.2 unless at least twenty percent (20%) in voting power of any Registrable Securities requested by the Holders to be included in such underwriting and Registration shall be included, unless such offering is the Company’s Initial Public Offering in which case the selling Holders may be excluded beyond this amount if the underwriters make the determination described above.

(3) If any Holder disapproves of the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least fifteen (15) Business Days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwriting shall be withdrawn from the Registration.

(d) Exempt Transactions. The Company shall have no obligation to Register any Registrable Securities under this Section 2.2 in connection with a Registration by the Company (i) relating solely to the sale of securities to participants in a Company share plan, (ii) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the laws of another jurisdiction, as applicable), or (iii) on any form that does not include substantially the same information as would be required to be included in a Registration Statement covering the sale of the Registrable securities.

(e) Registration pursuant to this Section 2.2 shall not be deemed to be a demand registration as described in Section 2.1. There shall be no limit on the number of times the Holders may request Registration of Registrable Securities under this Section 2.2.

2.3 Expenses. All expenses incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including, without limitation, (i) any underwriting, brokerage or similar commissions, compensation, discounts or concessions paid or allowed by the Company incurred or to be incurred by the selling Holders in connection with such issue or sale, (ii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement (excluding expenses or costs in respect of Company employees in connection therewith), (iii) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges, (iv) all fees and expenses of the Depositary relating to the deposit of the Registrable Securities into the deposit facility and issuance by the Depositary of shares or receipts representing such Registrable Securities, (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company specifically related to such Registration, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance, (vi) the fees and expenses of share registry or custodian, (vii) the reasonable fees and disbursements of counsel representing the Holders of Registrable Securities, and (viii) all U.S. federal, “blue sky” and all foreign registration, filing and qualification fees, accounting fees, and fees and disbursements of counsel for the Company (but excluding underwriters’ discounts and commissions relating to shares sold by the Holders), shall be borne by the Holders (allocated pro rata based on the Registrable Securities included in such Registration); provided, however, that (i) where an offering of securities includes a primary offering by the Company, the Holders shall bear the pro rata portion of expenses attributable to them based on the number of the Registrable Securities included in such Registration (for the avoidance of doubt, any such fees or expenses that are incurred entirely as a result of sales by the selling shareholders shall be borne on a pro rata basis with regard only to the Registrable Securities offered by the selling Holders in the aggregate and not by the Company) and (ii) the Company shall use commercially reasonable efforts to minimize the amount of such expenses.

2.4 Obligations of the Company. Subject to the provisions of Section 2.3 hereof, whenever required to effect the Registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

(a) Registration Statement. Prepare and file with the Commission a Registration Statement with respect to those Registrable Securities, use its commercially reasonable efforts to cause such Registration Statement to become effective and keep such Registration Statement effective until the distribution contemplated in the Registration Statement has been completed.

(b) Amendments and Supplements. Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of Applicable Securities Law with respect to the disposition of all securities covered by such Registration Statement.

(c) Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Applicable Securities Law, and such other documents as such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such Registration.

(d) Blue Sky. Use its commercially reasonable efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) Underwriting. In the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Opinion and Comfort Letter. In the event of any Underwritten Offering, furnish, at the request of any Holder requesting Registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the Registration Statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such Registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

(g) Transfer Agent and CUSIP. Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a CUSIP number for all those Registrable Securities, in each case not later than the effective date of the Registration.

(h) Notification. Notify Holders that participate in the Registration at any time when a prospectus relating thereto is required to be delivered under Applicable Securities Laws of (i) the issuance of any stop order by the Commission, or (ii) the happening of any event as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(i) Further Actions. Take all reasonable action necessary to: (i) cause the Depositary to accept the deposit of the Registrable Securities into the deposit facility to issue ADSs (or receipts) representing such Registrable Securities and to issue the related ADRs; (ii) cause the Depositary to register with the Commission (to the extent necessary) such ADSs; and (iii) list the Registrable Securities on the primary exchange upon which the Company’s securities are traded.

2.5 Obligations of Holders. It shall be a condition precedent to the obligations of the Company to Register the Registrable Securities of any Holder pursuant to this Section 2 that the selling Holder shall promptly furnish to the Company such information regarding itself, the Registrable Securities held thereby and the intended method of disposition of such securities as the Company may from time to time reasonably request in writing and as shall be required to timely effect the Registration of such Holder’s Registrable Securities.

2.6 Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Section 2:

(a) Company Indemnity. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under laws which are applicable in connection with any Registration, qualification, or compliance, of the Company’s securities insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(1) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(2) the omission or alleged omission to state in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(3) any violation or alleged violation by the Company of Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws;

and the Company will reimburse each such Holder, its partner, officer, director, underwriter or controlling Person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such Registration by such Holder, underwriter or controlling Person of such Holder.

(b) Holder Indemnity. To the extent permitted by law, each selling Holder will severally and not jointly indemnify and hold harmless the Company, its officers, directors, any underwriter (as defined in the Securities Act) for such Holder, any other Holder selling securities in such Registration Statement and each Person, if any, who controls (as defined in the Securities Act) the Company, underwriter or other Holder against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under laws which are applicable in connection with any Registration, qualification, or compliance, of the Company’s securities insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such Registration by such Holder; and each such Holder will reimburse each person intended to be indemnified pursuant to this Section 2.6(b) for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), nor shall any indemnity under this Section 2.6(b) exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.

(c) Notice. Promptly after receipt by an indemnified party under this Section 2.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain one separate counsel (plus local counsel), with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within thirty (30) days of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 2.6 to the extent the indemnifying party is materially prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.6.

(d) Contribution. If any indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Survival. The obligations of the Company and Holders under this Section 2.6 shall survive the completion of any offering of Registrable Securities in a Registration Statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

2.7 Termination of the Company’s Obligations. The Company shall not be obligated under this Section 2 to Register any Registrable Securities which a Holder proposes to sell after three (3) years following the consummation of the Company’s Initial Public Offering, or, if, in the reasonable opinion of counsel to the Company confirmed in writing to the Holders and the Depositary, all such Registrable Securities proposed to be sold may then be sold without registration and without restriction (including volume limitations) pursuant to Rule 144 under the Securities Act.

2.8 Rule 144 Reporting. With a view to making available the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of Applicable Securities Law which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form S-1, F-1, S-3 or F-3, the Company agrees to:

(a) Make and keep current public information available, as contemplated in Rule 144(c) under the Securities Act, at all times after the effective date of the Registration Statement filed by the Company for the Company’s Initial Public Offering;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under Applicable Securities Law; and

(c) So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of all Applicable Securities Laws (at any time after the Company has become subject to such reporting requirements), or whether it qualifies as a registrant whose securities may be resold pursuant to Form S-3 or F-3, (ii) a copy of the most recent annual or, if available, quarterly report, of the Company and such other reports and documents as may be filed by the Company with the Commission, and (iii) such other information, reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 or F-3 (at any time after the Company so qualifies to use such form).

SECTION 3 MISCELLANEOUS

3.1 Binding Effect; Assignment.

(a) Notwithstanding anything herein to the contrary, the rights of any Holder under this Agreement may be assigned or transferred (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; or (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer, holds at least 2,000,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations), in each case if (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such rights are being assigned and (y) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement. From the time of such transfer or assignment, for all purposes of each section of this Agreement, such transferee or assignee shall be treated as a “Holder”, as the case may be.

(b) This Agreement shall be binding upon and shall be enforceable by each party, its successors and permitted assigns. Except as provided in Section 3.1(a) and Section 3.1(b), no party may assign any of its rights or obligations hereunder without the prior written approval of the other parties.

3.2 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

3.3 Dispute Resolution.

(a) Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved at the first instance through consultation between the representatives appointed by the highest ranking corporate officer of the Company and a representative selected by a majority of the Registrable Securities outstanding at the time of such dispute (provided, however, that any dispute as to any particular Registration Statement shall be resolved by a representative selected by the Holders representing a majority of the Registratable Securities included in such Registration Statement) (each a “Party”). Such consultation shall begin immediately after either Party has delivered to the other Party a written notice for such consultation.

(b) If the Dispute is not resolved within sixty (60) days following the date on which such notice is given, the Dispute shall be submitted to arbitration upon the request of either Party with notice to the other Party (the “Arbitration Notice”).

(c) The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “Centre”). There shall be three (3) arbitrators. The claimants in the Dispute shall collectively choose one arbitrator, and the respondents shall collectively choose one arbitrator. The Secretary General of the Centre shall select the third arbitrator, who shall be qualified to practice law in the State of New York. If any of the members of the arbitral tribunal have not been appointed within thirty (30) days after the Arbitration Notice is given, the relevant appointment shall be made by the Secretary General of the Centre.

(d) The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the United Nations Commission on International Trade Law, as in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 3.3, including the provisions concerning the appointment of arbitrator, the provisions of this Section 3.3 shall prevail.

(e) Each Party shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such Party.

(f) The arbitrator shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive law of the State of New York and shall not apply any other substantive law.

(g) The award of the arbitration tribunal shall be final and binding upon the Parties, and the prevailing Party may apply to a court of competent jurisdiction for enforcement of such award.

(h) Either Party shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(i) During the course of the arbitration tribunal’s adjudication of the dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

(j) The cost of arbitration (including legal, accounting and other professional fees and expenses reasonably incurred, by any prevailing Party with respect to the investigation, collection, prosecution and/or defense of any claim in the Dispute) shall be borne pro rata by each losing Party.

3.4 Amendments; Termination. This Agreement and its provisions may be amended, changed, waived, discharged or terminated only by a writing signed by each of (i) the Company and (ii) the Holders representing seventy-five percent (75%) in voting power of Registrable Securities then outstanding. Any amendment, change, waiver, discharge or termination effected in accordance with the preceding sentence shall be binding upon each of the parties hereto and their successors and permitted assigns. Without limiting the foregoing, any party hereto may in writing waive any right that it individually holds hereunder without seeking the prior consent of any other party hereto. This Agreement shall automatically terminate when all Holders cease to hold any Registrable Securities.

3.5 Notices. All notices, claims, certificates, requests, demands and other communications under this Agreement shall be made in writing and shall be delivered to any party hereto by hand or sent by facsimile, or sent by the electronic mail system reputable overnight courier services at the address given for such party on the signature pages hereof (or at such other address for such party as shall be specified by like notice), and shall be deemed given when so delivered by hand, or if sent by facsimile, upon receipt of a confirmed transmittal receipt, or if sent by overnight courier, five (5) calendar days after delivery to or pickup by the overnight courier service.

3.6 Further Assurances. Each Party shall do and perform, or cause to be done and performed, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other Party may reasonably request to give effect to the terms and intent of this Agreement.

3.7 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior written or oral understandings or agreements.

3.8 Severability. If any provision of this Agreement shall be held invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

3.9 Remedies Cumulative. The rights and remedies available under this Agreement or otherwise available shall be cumulative of all other rights and remedies and may be exercised successively.

3.10 Counterpart Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

3.11 No Third Party Beneficiary. Except as contemplated in Section 2.6, nothing in this Agreement is intended to confer upon any Person other than the parties hereto and their respective successors and permitted assigns any rights, benefits, or obligations hereunder.

[Signature pages follow.]

IN WITNESS WHEREOF the parties hereto have caused their duly authorized representatives to execute this Agreement as of the first date written above.

CHINA MINY YANG WIND POWER GROUP LIMITED

By:
Name:
Capacity:

Address for notice:

Attn:
Tel:
Fax:

[Registration Rights Agreement]

CLARITY CHINA PARTNERS, L.P.

By:
Name:
Capacity:

Address for notice:

Attn:
Tel:
Fax:

[Registration Rights Agreement]

CLARITY CHINA PARTNERS (AI), L.P.

By:
Name:
Capacity:

Address for notice:

Attn:
Tel:
Fax:

[Registration Rights Agreement]

CLARITY MY CO-INVEST, L.P.

By:
Name:
Capacity:

Address for notice:

Attn:
Tel:
Fax:

[Registration Rights Agreement]

CHINA OPPORTUNITY S.A. SICAR

By:
Name:
Capacity:

Address for notice:

Attn:
Tel:
Fax:

[Registration Rights Agreement]

ICBC INTERNATIONAL INVESTMENT MANAGEMENT LIMITED

By:
Name:
Capacity:

Address for notice:

Attn:
Tel:
Fax:

[Registration Rights Agreement]

SCGC CAPITAL HOLDING COMPANY LIMITED

By:
Name:
Capacity:

Address for notice:

Attn:
Tel:
Fax:

[Registration Rights Agreement]

IRONMONT INVESTMENT CO., LTD.

By:
Name:
Capacity:

Address for notice:

Attn:
Tel:
Fax:

[Registration Rights Agreement]

ACE AMBITION INTERNATIONAL LIMITED

By:
Name:
Capacity:

Address for notice:

Attn:
Tel:
Fax:

[Registration Rights Agreement]

MERRILL LYNCH PCG, INC.

By:
Name:
Capacity:

Address for notice:

Attn:
Tel:
Fax:

[Registration Rights Agreement]

FAITH CROWN INVESTMENTS LIMITED

By:
Name:
Capacity:

Address for notice:

Attn:
Tel:
Fax:

[Registration Rights Agreement]

MITSUI & CO., LTD.

By:
Name:
Capacity:

Address for notice:

Attn:
Tel:
Fax:

[Registration Rights Agreement]

CHAN PING CHE

By:

Address for notice:

Attn:
Tel:
Fax:

[Registration Rights Agreement]

CHAN PING YEE

By:

Address for notice:

Attn:
Tel:
Fax:

[Registration Rights Agreement]

RICH WIND ENERGY THREE CORP.

By:
Name:
Capacity:

Address for notice:

Attn:
Tel:
Fax:

[Registration Rights Agreement]

FIRST WINDY INVESTMENT CORP.

By:
Name:
Capacity:

Address for notice:

Attn:
Tel:
Fax:

[Registration Rights Agreement]

SECOND WINDY INVESTMENT CORP.

By:
Name:
Capacity:

Address for notice:

Attn:
Tel:
Fax:

[Registration Rights Agreement]

THIRD WINDY INVESTMENT CORP.

By:
Name:
Capacity:

Address for notice:

Attn:
Tel:
Fax:

[Registration Rights Agreement]

BEST JOLLY INVESTMENTS LIMITED

By:
Name:
Capacity:

Address for notice:

Attn:
Tel:
Fax:

[Registration Rights Agreement]

HUIMING INVESTMENT CO., LTD.

By:
Name:
Capacity:

Address for notice:

Attn:
Tel:
Fax:

[Registration Rights Agreement]

SUN CROWN INVESTMENTS LIMITED

By:
Name:
Capacity:

Address for notice:

Attn:
Tel:
Fax:

[Registration Rights Agreement]

WEI ER INVESTMENT PTE. LTD.

By:
Name:
Capacity:

Address for notice:

Attn:
Tel:
Fax:

[Registration Rights Agreement]

POWERICH DEVELOPMENT LIMITED

By:
Name:
Capacity:

Address for notice:

Attn:
Tel:
Fax:

[Registration Rights Agreement]

EAPARD INVESTMENT MANAGEMENT CO. LTD.

By:
Name:
Capacity:

Address for notice:

Attn:
Tel:
Fax:

[Registration Rights Agreement]

LEAD SUCCESS GROUP LIMITED

By:
Name:
Capacity:

Address for notice:

Attn:
Tel:
Fax:

[Registration Rights Agreement]

YANE QIU

By:

Address for notice:

Attn:
Tel:
Fax:

[Registration Rights Agreement]

PENG KANG YI

By:

Address for notice:

Attn:
Tel:
Fax:

[Registration Rights Agreement]

TUNG WAI FUNG

By:

Address for notice:

Attn:
Tel:
Fax:

[Registration Rights Agreement]

Schedule A – Investors

1.	Clarity China Partners, L.P., an exempted limited partnership duly formed and validly existing under the laws of the Cayman Islands

2.	Clarity China Partners (AI), L.P., an exempted limited partnership duly formed and validly existing under the laws of the Cayman Islands

3.	Clarity MY Co-Invest, L.P., an exempted limited partnership duly formed and validly existing under the laws of the Cayman Islands

4.	China Opportunity S.A. SICAR, a company incorporated under the laws of the Grand Duchy of Luxembourg

5.	ICBC International Investment Management Limited, a company incorporated under the laws of the British Virgin Islands

6.	SCGC Capital Holding Company Limited, a company incorporated under the laws of the British Virgin Islands

7.	Ironmont Investment Co., Ltd., a company incorporated under the laws of the Cayman Islands

8.	Ace Ambition International Limited, a company incorporated under the laws of the British Virgin Islands

9.	Merrill Lynch PCG, Inc., a company incorporated under the laws of the State of Delaware

10.	Faith Crown Investments Limited, a company incorporated under the laws of the British Virgin Islands

11.	Mitsui & Co., Ltd., company incorporated under the laws of Japan

12.	Chan Ping Che, an individual residing in Hong Kong

13.	Chan Ping Yee, an individual residing in Hong Kong

14.	Rich Wind Energy Three Corp., a company incorporated under the laws of the British Virgin Islands

15.	First Windy Investment Corp., a company incorporated under the laws of the British Virgin Islands

16.	Second Windy Investment Corp., a company incorporated under the laws of the British Virgin Islands

17.	Third Windy Investment Corp., a company incorporated under the laws of the British Virgin Islands

18.	Best Jolly Investments Limited, a company incorporated under the laws of the British Virgin Islands

19.	Huiming Investment Co., Ltd., a company incorporated under the laws of the British Virgin Islands

20.	Sun Crown Investments Limited, a company incorporated under the laws of the British Virgin Islands

21.	Wei Er Investment Pte. Ltd., a company incorporated under the laws of Singapore

22.	Powerich Development Limited, a company incorporated under the laws of the British Virgin Islands

23.	Eapard Investment Management Co. Ltd., a company incorporated under the laws of the British Virgin Islands

24.	Lead Success Group Limited, a company incorporated under the laws of the British Virgin Islands

25.	Yane Qiu, an individual residing in Canada

26.	Peng Kang Yi, an individual residing in Hong Kong

27.	Tung Wai Fung, an individual residing in Hong Kong